Loan No. 00161528T01
PROMISSORY NOTE
(Single Advance Term Loan)
THIS PROMISSORY NOTE (this “Promissory Note”) is entered into as of December 10, 2025 between GLOBAL WATER RESOURCES, INC., a Delaware corporation (the “Company”), and CoBANK, ACB, a federally-chartered instrumentality of the United States (“CoBank”), and supplements the Credit Agreement between the parties of even date herewith (as further amended or restated from time to time, the “Credit Agreement”). Terms used in this Promissory Note and not otherwise defined herein have the meanings given such terms in the Credit Agreement.
SECTION 1. The Commitment. On the terms and subject to the conditions set forth in the Credit Agreement and this Promissory Note, CoBank agrees to make a loan (the “Loan”) to the Borrower in a principal amount not to exceed $15,000,000 (the “Commitment”). Under the Commitment, amounts borrowed and later repaid may not be re-borrowed.
SECTION 2. Purpose. The purpose of the Commitment is to finance capital expenditures related to upgrading the following rural system assets and related closing costs: (a) rural assets of Global Water-Farmers Water Company, Inc., (b) Global Water-Belmont Water Company, Inc. and Global Water-Hassayampa Utilities Company, Inc. rural water and wastewater assets, and (c) Global Water-Santa Cruz Water Company, Inc. assets in Red Rock, Arizona.
SECTION 3. Term of Commitment. CoBank’s obligation to make the Loan to the Borrower hereunder shall expire at 12:00 Noon, Denver, Colorado time, on the date of this Promissory Note, or on such later date as CoBank may, in its sole discretion, authorize in writing.
SECTION 4. Interest.
(A)Rate. The Borrower agrees to pay interest on the unpaid balance of the Loan at the fixed rate of 5.49% per annum.
(B)Calculation and Payment. Interest shall be calculated on the actual number of days the Loan is outstanding on the basis of a year consisting of 360 days. In calculating interest, the date the Loan is made shall be included and the date the Loan is repaid shall, if received before 3:00 p.m. Denver, Colorado time, be excluded. Interest shall be: (1) calculated semi-annually in arrears as of the last day of each May and November and on the final maturity date of the Loan; and (2) due and payable on the 15th day of each June and December and on the final maturity date of the Loan.
SECTION 5. Promissory Note. The Borrower promises to pay to CoBank or order the principal amount on December 10, 2035. In addition to the above, the Borrower promises to pay to CoBank or order interest on the unpaid principal balance of the Loan at the times and in accordance with the provisions set forth above. If any date on which principal or interest is due is not a Business Day, then such payment shall be due and payable on the next Business Day and, in the case of principal, interest shall continue to accrue on the amount thereof.
SECTION 6. Prepayment. Subject to Section 2.5 of the Credit Agreement, the Borrower may, upon three Business Days’ prior notice, prepay all or any portion of the Loan. Unless otherwise agreed, all prepayments will be applied to balances, fixed or variable, as CoBank shall direct.
SECTION 7. Security; Guaranties. The Borrower’s obligations hereunder and, to the extent related hereto, the Credit Agreement shall be secured as provided in Section 2.3 of the Credit Agreement. In addition, the Borrower’s obligations hereunder and, to the extent related hereto, the Credit Agreement, are guaranteed by the Subsidiary Guarantors as provided in Section 2.3 of the Credit Agreement.
SECTION 8. Counterparts and Electronic Delivery. This Promissory Note may be executed in counterparts (and by different parties in different counterparts), each of which shall constitute an original, and all of which when taken together shall constitute a single agreement. In addition, this Promissory Note may be delivered by electronic means.
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have caused this Promissory Note to be executed by their duly authorized officers as of the date shown above.
CoBANK, ACB    GLOBAL WATER RESOURCES, INC.

By:    /s/ Fidel Escalante        By:    /s/ Michael J. Liebman
Name: Fidel Escalante        Name: Michael J. Liebman
Title: Assistant Corporate Secretary        Title: Senior Vice President, Chief Financial
Officer and Secretary